                             STOCKHOLDERS AGREEMENT



                               dated July 10, 2000

                                      among

                                LogiMetrics, Inc.

                         L-3 Communications Corporation

                                       and

                        the Existing Holders named herein

                                                       TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             REPRESENTATIONS AND WARRANTIES.............................................................1

         Section 1.1.          Representations and Warranties of the Company.....................................1
         Section 1.2.          Representations and Warranties of Existing Holders................................1

ARTICLE II            ACTIONS BY EXISTING HOLDERS................................................................2

         Section 2.1.          Amendment of Class A Debentures and Class B Debentures............................2
         Section 2.2.          Consent, Conversion of Securities and Waivers by Existing Holders.................3
         Section 2.3.          Warrants Held by Existing Holders.................................................5

ARTICLE III           MANAGEMENT COVENANTS.......................................................................6

         Section 3.1.          Nomination and Election of Directors..............................................6
         Section 3.2.          Replacement of Directors..........................................................7
         Section 3.3.          Certain Covenants.................................................................8
         Section 3.4.          Committees of the Board...........................................................8
         Section 3.5.          Proxies...........................................................................8
         Section 3.7.          SEA Section 14(f) and Rule 14f-1..................................................8

ARTICLE IV            TRANSFERS.................................................................................10

         Section 4.1.          Right of First Offer.............................................................10
         Section 4.2.          Legend...........................................................................11

ARTICLE V             MISCELLANEOUS.............................................................................12

         Section 5.1.          Notices..........................................................................12
         Section 5.2.          Governing Law; Consent to Jurisdiction...........................................14
         Section 5.3.          Assignment; Successors and Assigns; No Third Party Rights........................14
         Section 5.4.          Counterparts.....................................................................14
         Section 5.5.          Titles and Headings..............................................................15
         Section 5.6.          Entire Agreement.................................................................15
         Section 5.7.          Severability.....................................................................15
         Section 5.8.          No Strict Construction...........................................................15
         Section 5.9.          Acknowledgement..................................................................15
         Section 5.10.         Effectiveness; Termination.......................................................15
         Section 5.11.         Amendments.......................................................................16
         Section 5.12.         Extension; Waiver................................................................16
         Section 5.13.         Enforcement......................................................................16
         Section 5.14.         Technology Transfer Option.......................................................17
         Section 5.15.         Legal Fees.......................................................................17

                                LIST OF EXHIBITS


EXHIBIT A                  Form of the Employment Agreement

                                LIST OF SCHEDULES

Schedule 1.2(a)            Existing Holder Securities
Schedule 2.3               Existing Holder Warrant Exchange
Schedule 5.1               CRM Related Persons

                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated July 10, 2000 (this "Agreement"), among LogiMetrics, Inc., a Delaware corporation (the "Company"), L-3 Communications Corporation, a Delaware corporation (the "Purchaser"), and the other signatories hereto (the "Existing Holders"). Capitalized and other defined terms used herein and not otherwise defined herein shall have the respective meanings specified the Purchase Agreement (defined below).

                              W I T N E S S E T H:

         WHEREAS, the Purchaser has agreed to purchase shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to the terms and conditions of the Purchase Agreement, dated as of even date herewith, between the Company and the Purchaser (the "Purchase Agreement");

         WHEREAS, in connection with the Closing, and as a condition required by the Purchaser, the Existing Holders have or will have, immediately prior to the Closing, converted all of the their convertible debt into Common Stock and taken certain other actions as set forth herein which are required by the Purchase Agreement;

         WHEREAS, this Agreement is a condition (i) to the willingness of the Purchaser to effect the Closing under the Purchase Agreement and to consummate the transactions contemplated thereby, and (ii) to the willingness of the Existing Holders to give their consents to the Purchase Agreement and to the transactions contemplated thereby;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

         Section 1.1. Representations and Warranties of the Company. Each representation and warranty made by the Company in the Purchase Agreement and the other Transaction Documents, including, in any certificates delivered pursuant thereto, in each case, to the extent limited as therein set forth and by any schedules attached thereto, is herein incorporated by reference and made a part hereof, and hereby reaffirmed and restated to and for the benefit of each the other parties hereto, with the understanding that this Agreement is and shall be deemed a Transaction Document.

         Section 1.2. Representations and Warranties of Existing Holders. Each of the Existing Holders represents and warrants to each of the other parties hereto, as follows:

         (a) Such Existing Holder owns and, subject to this Agreement, has the complete and unrestricted power and the unqualified right to vote the Common Stock and/or Convertible Securities, listed by class and number of shares of Common Stock and/or Convertible Securities, set forth in Schedule 1.2(a) opposite such Existing Holder's name (the "Existing Holder Securities").

         (b) Such Existing Holder has all requisite right, power and authority and full legal capacity to enter into this Agreement, to carry out such Existing Holder's respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Existing Holder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Existing Holder, and no other actions (corporate or otherwise) on the part of such Existing Holder or any other Person are necessary for such Existing Holder to enter into this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Existing Holder and constitutes a legal, valid and binding obligation of such Existing Holder enforceable against such Existing Holder in accordance with its terms.

         (c) The execution, delivery and performance of this Agreement by such Existing Holder, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with, or result in a breach of or default under, any terms or conditions of the organizational documents of any such Existing Holder that is an entity, (ii) violate any Applicable Law, (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or a default) under, or give to any other Person any right of termination, amendment, acceleration or cancellation pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which such Existing Holder is a party or by which any of such Existing Holder's Common Stock or Convertible Securities or any of such Existing Holder's other assets may be bound, or (iv) result in the creation of any Encumbrance on such Existing Holder's Common Stock or Convertible Securities (other than the Encumbrances created by this Agreement).

                                   ARTICLE II
                           ACTIONS BY EXISTING HOLDERS

         Section 2.1. Amendment of Class A Debentures and Class B Debentures.

         (a) The Company represents and warrants to each of the other parties hereto that the Existing Holders collectively constitute the "Majority Holders" as defined in each of the Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 and the Amended and Restated Class B 13% Convertible Senior Subordinated Pay-in-Kind Debentures due July 29, 1999 (respectively, the "Class A Debentures" and the "Class B Debentures" and, collectively, the "Debentures"). Each Existing Holder has the power and authority to vote and give its consent (as herein voted and given) to amend the Debentures pursuant to Section 9 of the Debentures.

         (b) Pursuant to Section 9 of the Class A Debentures, the Existing Holders and the Company hereby irrevocably and forever amend (and hereby vote and give their consent to such amendment) each of the Class A Debentures to delete and terminate in their entirety (i) Section 6(c)(xviii) of each of the Class A Debentures, and (ii) any other provisions in respect of the Class

A Debentures or any of the registration rights of each holder of the Class A Debentures and the registration obligations of the Company relating to the Common Stock issuable upon the conversion of any of the Class A Debentures.

         (c) Pursuant to Section 9 of the Class B Debentures, the Existing Holders and the Company hereby irrevocably and forever amend (and hereby vote and give their consent to such amendment) each of the Class B Debentures to delete and terminate in their entirety (i) Section 6(c)(xviii) of each of the Class B Debentures, and (ii) any other provisions in respect of the Class B Debentures or any of the registration rights of each holder of the Class B Debentures and the registration obligations of the Company relating to the Common Stock issuable upon the conversion of any of the Class B Debentures.

         (d) The Existing Holders and the Company hereby irrevocably and forever amend the Acknowledgment, Consent and Waiver, dated as of March 7, 2000, among the Company and the other parties thereto (the "Acknowledgement, Consent and Waiver") to delete and terminate in their entirety (i) Section 3 of the Acknowledgment, Consent and Waiver and (ii) any other provision in respect of the registration obligations of the Company and the registration rights of the other parties thereunder.

         (e) The amendments pursuant to Section 2.1(b), 2.1(c) and 2.1(d) shall be effective immediately prior to the conversion of the Debentures held by the Existing Holders pursuant to Section 2.2.

         Section 2.2. Consent, Conversion of Securities and Waivers by Existing Holders. In order to induce the Purchaser to execute and deliver the Purchase Agreement and to consummate the transactions contemplated thereby, effective immediately prior to the Closing, each Existing Holder hereby irrevocably and forever:

         (a) consents to the execution and delivery by the Company of the Purchase Agreement and the other Transaction Documents, and to the consummation of the transactions contemplated thereunder solely upon the terms and conditions therein set forth;

         (b) except as provided in Section 2.3, converts all Existing Holder Securities consisting of Convertible Securities held by such holder into Common Stock upon the terms of such securities, except that the Class A Debentures shall be converted at the modified conversion price of $0.3451 per share (instead of the existing conversion price of approximately $0.4167); e.g., the holder of a Class A Debenture in the principal amount of $42,586 will receive 123,402 shares of Common Stock upon conversion (instead of 102,207 shares of Common Stock);

         (c) extends the maturity date of the outstanding principal amount of the Legacy Group I Loans (as defined in the Acknowledgement, Consent and Waiver) made by such holder, if any, to the earlier of (i) the fifth day following the consummation of a Public Offering and (ii) June 30, 2001, provided that (A) all accrued and unpaid interest and fees under and expenses related to the Legacy Group I Loans (as defined in the Acknowledgement, Consent and Waiver) shall have been paid in full at Closing with the Proceeds (it being understood and agreed by the parties hereto that execution and delivery of this Agreement by each Existing Holder constitutes acknowledgment by such Existing Holder that payment of the amounts set forth in the

Disbursement Letter in accordance with the instructions set forth therein constitutes full payment of such accrued and unpaid interest, fees and expenses owing to such Existing Holder), and (B) all of the Legacy Group II Loans (as defined in the Acknowledgement, Consent and Waiver) shall have been paid in full, together with all accrued and unpaid interest and fees thereon and expenses related thereto, at Closing with the Proceeds (it being understood and agreed by the parties hereto that execution and delivery of this Agreement by each Existing Holder constitutes acknowledgment by such Existing Holder that payment of the amounts set forth in the Disbursement Letter in accordance with the instructions set forth therein constitutes full payment of such Legacy Group II Loans and full payment of such accrued and unpaid interest, fees and expenses owing to such Existing Holder);

         (d) waives any anti-dilution or similar rights to which such Existing Holder may be entitled in respect of any Existing Holder Securities owned by such Existing Holder, whether beneficially or of record, as a result of the Purchase Agreement or any Transaction Documents or any transaction contemplated by the Purchase Agreement or any of the Transaction Documents, including, without limitation, the purchase of Common Stock by the Purchaser pursuant to the Purchase Agreement or by an investment bank or banks as contemplated by
Section 5.1 of the Purchase Agreement;

         (e) waives the right to exercise any anti-dilution or other similar right to which the Existing Holder may be entitled in respect of any securities owned by such holder, whether beneficially or of record, as a result of any previous transactions in which such a right may have arisen;

         (f) agrees that each of the Stockholder Agreement, dated as of July 29, 1997, by and among the Company and the other parties thereto and Section 5.1 of the Unit Purchase Agreement, dated as of March 7, 1996, by and between the Company and Cerberus Partners L.P. is terminated upon the execution and delivery of the Purchase Agreement by the respective parties thereto and shall be of no further force and effect thereafter (it being understood and agreed that the Company also hereby irrevocably and forever agrees that such Stockholder Agreement, dated as of July 29, 1997, is so terminated and shall be of no further force and effect thereafter);

         (g) waives application of any provision of any agreement or instrument to which the Company or any of its Subsidiaries (as defined in the Purchase Agreement) is a party or by which any of their respective assets is bound, that conflicts with any provision of any Transaction Document;

         (h) consents to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby; and

         (i) waives any default, event of default or "Event of Default" of or under any agreement or instrument to which such Existing Holder and the Company or any of the Company's Subsidiaries is a party or by which any of their respective properties are bound.

         Section 2.3. Warrants Held by Existing Holders.

         (a) Effective immediately prior to the Closing, the Existing Holders have irrevocably and forever exchanged any and all Existing Holder Securities consisting of warrants for Common Stock held by such Existing Holder, if any ("Existing Holder Warrants") for shares of Common Stock of the Company on the terms set forth on Schedule 2.3 (the "Existing Holder Warrant Exchange").

         (b) The Company represents and warrants to the other parties hereto that (i) the Existing Holder Warrant Exchange has been approved by all requisite corporate action on the part of the Company and hereby confirms, ratifies and agrees with the Existing Holder Warrant Exchange, and (ii) neither the Existing Holder Warrant Exchange nor any of the transactions contemplated thereby requires registration under the provisions of the Securities Act or any applicable state securities or "blue sky" laws.

         (c) Each Existing Holder that has participated in the Existing Holder Warrant Exchange hereby represents and warrants to the other parties hereto as follows:

         (i) Such Existing Holder hereby confirms, ratifies and agrees with the Existing Holder Warrant Exchange with respect to itself or himself.

         (ii) Such Existing Holder has received copies of the SEC Documents and has reviewed therein the discussion of risk factors relating to the Company. In addition, such Existing Holder has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the business of the Company, its condition and prospects (financial and other) and the terms and conditions of the Existing Holder Warrant Exchange.

         (iii) Such Existing Holder is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act.

         (iv) Such Existing Holder has acquired the Common Stock issued to it or him in connection with the Existing Holder Warrant Exchange (the "Exchange Shares") for its own account for investment only and not for or with a present view to resale or distribution other than in transactions that are in compliance with the Securities Act and applicable state securities laws. Such Existing Holder has not entered into any contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else any of the Exchange Shares, and such Existing Holder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

         (v) Such Existing Holder has the financial ability to bear the economic risk of losing its entire investment in the Exchange Shares, is prepared to bear the economic risk of its investment therein for an indefinite time and can afford to sustain a complete loss of its investment therein.

         (vi) Such Existing Holder understands that the Exchange Shares constitute restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and that none of the Exchange Shares or any interest therein may be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and understands the meaning and effect of such restriction.

         (vii) Such Existing Holder acknowledges that the Exchange Shares may not be transferred, and the Company shall not be required to register any transfer thereof on the books of the Company, unless such transfer is made pursuant to an effective registration statement, in compliance with Rule 144, or pursuant to another exemption under the Securities Act; provided, however, that the Company shall not be required to register any transfer if any securities are offered or sold otherwise than pursuant to an effective registration statement or pursuant to Rule 144 unless the Company shall have received an opinion of counsel to such Existing Holder, reasonably satisfactory to the Company, that such transfer does not require registration under the Securities Act or applicable state securities laws.

         (viii) No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from such Existing Holder in connection with the Existing Holder Warrant Exchange or any of the transactions contemplated hereby.

                                  ARTICLE III
                              MANAGEMENT COVENANTS

         Section 3.1. Nomination and Election of Directors.

         (a) The Board has set the number of directors at three (to be increased to seven immediately after SEA Section 14(f) and Rule 14f-1 are complied with) and, the parties hereto agree to exercise their best efforts to ensure that the composition of the Board shall be determined as follows:

               (i) the Purchaser shall have the right to select and nominate, from time to time, a number of individuals equal to the excess of seven over the number of Non-Purchaser Directors that the Existing Holders are entitled to select and nominate pursuant to clause (ii) below (the "Purchaser Directors"), among whom shall include the Chairman of the Board, so long as the Purchaser continues to be the owner of at least 25% of the outstanding Common Stock on a Fully Diluted Basis; provided, however, that, until such time as Section 14(f) of the Securities Exchange Act of 1934, as amended ("SEA Section 14(f)") and Rule 14f-1 promulgated thereunder ("Rule 14f-1") are complied with by the Company, none of the Purchaser Directors shall take office;

               (ii) the Existing Holders shall have the right to select and nominate by a Majority Vote of the Existing Holders, from time to time, (A) three individuals, so long as the Existing Holders continue to be the beneficial owners of at least 15% of the outstanding Common Stock on a Fully Diluted Basis, or (B) two individuals, so long as the Existing Holders continue to be the owners of at least 10% of the outstanding Common Stock on a Fully Diluted Basis;

               (iii) upon selection and nomination of any Purchaser Directors pursuant to clause (i) above, the Purchaser shall provide each of the Company and the Existing Holders with a notice signed by the Purchaser indicating such selected and nominated Purchaser Directors;

               (iv) upon selection and nomination of the directors pursuant to clause (ii) above (the "Non-Purchaser Directors"), the designated representative of the Existing Holders shall provide each of the Company and the Purchaser with a notice signed by those Existing Holders who have provided the Majority Vote of the Existing Holders indicating such selected and nominated Non-Purchaser Directors; the initial designated representative of the Existing Holders shall be Eugene A. Trainor, III; the designated representative of the Existing Holders may be changed from time to time upon notice to the Company and the Purchaser signed by those Existing Holders who have provided the Majority Vote of the Existing Holders;

               (v) so long as the Purchaser is entitled to select and nominate Purchaser Directors pursuant to clause (i) above, the Purchaser shall at all times have the right, exercisable by the Purchaser in its sole discretion, to remove, with or without cause, one or more of the Purchaser Directors, and to replace such removed directors. If necessary to effect such removal, each of the Existing Holders shall vote for such removal at a meeting of the stockholders or shall execute a written consent to such effect without a meeting and consents to the prompt holding of a special meeting for that purpose; and

               (vi) so long as the Existing Holders are entitled to select and nominate the Non-Purchaser Directors pursuant to clause (ii) above, the Existing Holders shall at all times have the right, exercisable by a Majority Vote of the Existing Holders in their sole discretion, to remove, with or without cause, one or more of the Non-Purchaser Directors. If necessary to effect such removal, the Purchaser shall vote for such removal at a meeting of the stockholders or shall execute a written consent to such effect without a meeting and consents to the prompt holding of a special meeting for that purpose.

         (b) The Board has elected, effective upon the Closing having occurred, as the members of the Board the following three individuals as the initial Non-Purchaser Directors: Jean-Francois Carreras, John Langner and Norman Phipps.

         (c) Immediately after SEA Section 14(f) and Rule 14f-1 are complied with, the parties hereto will cause the following four individuals to be elected to the Board as the initial Purchaser Directors: Frank Lanza, Robert LaPenta, Christopher C. Cambria and John Mega.

         (d) The execution and delivery of this Agreement by the parties hereto shall be deemed to satisfy the notice requirements under Section 3.1(a)(iii) and
Section 3.1(a)(iv).

         (e) As used herein, the "Majority Vote of Existing Holders", at any time, means the written action or approval of the Existing Holders that hold a majority of the Common Stock Equivalents then held by all Existing Holders.

         (f) As used herein, "Common Stock Equivalents" means, with respect to any holder of the Company's securities, the number of shares of Common Stock owned by such holder and the number of shares of Common Stock into or for which any Convertible Securities owned by such holder shall be convertible, exchangeable or exercisable as of the date of determination thereof.

         Section 3.2. Replacement of Directors. In the event of the death, resignation or removal of a Purchaser Director, the Company shall use its best efforts to, and the Existing

Holders shall cause the Non-Purchaser Directors to, elect a person designated by the remaining Purchaser Directors as the successor to such Purchaser Director. In the event of the death, resignation or removal of a Non-Purchaser Director, the Company shall use its best efforts to, and the Purchaser shall cause the Purchaser Directors to, elect a person designated by the remaining Non-Purchaser Directors as the successor to such Non-Purchaser Director.

         Section 3.3. Certain Covenants. Each of the Purchaser and the Existing Holders shall vote, in person or by proxy, all shares of Common Stock over which such party may have or share voting power, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors, or to execute written consents of stockholders without a meeting with respect to the election of directors, to vote in favor of the election of each director selected and nominated in accordance with Section 3.1 and against any other nominees and to take all other necessary and appropriate actions within such party's control to cause such events to occur. The Company shall use its best efforts to cause persons to be so nominated, elected or removed, as the case may be, in accordance with the applicable provisions of this Agreement. Each of the Purchaser and the Existing Holders shall vote all shares of Common Stock over which such party may have or share voting power and shall take all other actions within such party's control necessary and appropriate (including removing any director) to ensure that the Company's certificate of incorporation and by-laws do not at any time conflict with the provisions of this Agreement and shall not vote to approve (or consent to the approval of) any amendment to the Company's certificate of incorporation or by-laws which would be inconsistent with this Agreement.

         Section 3.4. Committees of the Board. If one or more committees of the Board are in existence, such committees shall be constituted to include at least one Non-Purchaser Director.

         Section 3.5. Proxies. Neither the Purchaser nor any Existing Holder shall give any proxy or power of attorney to any Person in respect of Common Stock Equivalents owned by the Purchaser or any Existing Holder that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's stockholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in conformity with the provisions of this Agreement.

         Section 3.6. Executive Officers. The Company shall have entered into an employment agreement in substantially the form of Exhibit A attached hereto with each of Norman Phipps and Charles Brand (collectively, the "Employment Agreements"). Subject to the terms and conditions of the Employment Agreements, each of Norman Phipps and Charles Brand shall serve at the pleasure of the Board, and the Board shall have the absolute right, in its sole discretion, to remove and appoint officers, with or without cause, subject to all Applicable Laws.

         Section 3.7. SEA Section 14(f) and Rule 14f-1.

         (a) The Company shall promptly comply with SEA Section 14(f) and Rule 14f-1 in connection with the Transaction Documents.

         (b) From and after the Closing, until such time as SEA Section 14(f) and Rule 14f-1 are complied with in connection with the Transaction Documents, the Company will operate (and will cause its Subsidiaries to operate) the business of the Company and its Subsidiaries in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except to the extent expressly permitted or contemplated by the Transaction Documents, the Company will not take (and will cause its Subsidiaries not to take) any of the following actions without the prior written consent of the Purchaser:

               (i) grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee of the Company or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any employee of the Company;

               (ii) enter into any new employment agreement or collective bargaining agreement or commitment (including any commitment to pay retirement or other benefits) to or with any of the employees of the Company;

               (iii) except as contemplated by the Letter of Intent, dated February 17, 2000, between the Company and Signal Technology Corporation and the other agreements previously entered into in connection therewith, sell, assign, license, dispose of, or transfer any of the assets of the Company having a fair market value of at least $10,000 individually or $50,000 in the aggregate other than sales of Inventories in the ordinary course of business consistent (in kind and amount) with past practice, or incur any liabilities or obligations (including liabilities with respect to indebtedness, capital leases or guarantees thereof) in excess of $50,000 individually or in the aggregate;

               (iv) (A) enter into or terminate any lease of real estate, (B) create any Encumbrances on any of the assets of the Company except for Permitted Encumbrances, or (C) make any modifications of or changes in or terminate any existing Contract other than as may be required to consummate the transactions contemplated by the Transaction Documents;

               (v) make any capital expenditure or capital expenditure commitment (other than in an emergency) in excess of $50,000 in the aggregate;

               (vi) repay or prepay any liability or obligation prior to its stated maturity;

               (vii) make, give or grant any bid or proposal, or any customer option relating to any Contract (A) involving an amount in excess of $50,000 (or amend, supplement or terminate any existing bid or proposal, or any existing customer option relating to any Contract, involving an amount in excess of $50,000), (B) involving a loss to the Company, or (C) not in the ordinary course of business, consistent with past practice;

               (viii) declare, authorize, make or pay any dividend or distribution on any securities of the Company or any of its Subsidiaries;

               (ix) issue (or commit to issue) any capital stock or Convertible Securities of the Company or any of its Subsidiaries except for shares of Common Stock issuable upon (A) upon the conversion of Convertible Securities outstanding prior to the date hereof,

          (B) upon the exercise of unissued stock options under the Plan, or (C) as contemplated by Sections 4.2 and 4.3 of the Purchase Agreement;

               (x) amend the certificate of incorporation or by-laws of the Company or any of its Subsidiaries;

               (xi) take any action or omit to take any action that would cause any of the representations or warranties of the Company contained in any of the Transaction Documents not to be true and correct at any time between the date hereof and such time as SEA Section 14(f) and Rule 14f-1 are complied with in connection with the Transaction Documents; and

               (xii) agree to take any of the actions referred to in clauses (i) through (xi) above.

         (c) Notwithstanding any provisions in this Agreement or any other Transaction Document, until such time as SEA Section 14(f) and Rule 14f-1 are complied with in connection with the Transaction Documents and the Purchaser Directors have taken office as directors, none of the Proceeds in excess of $5,000 may be transferred from the Company to a third party without the prior written consent of the Purchaser.

         (d) Each of the Existing Holders will use such Existing Holder's reasonable best efforts to take all actions within such Existing Holder's control to cause the Company and its Subsidiaries to comply with Section 3.7(b).

                                   ARTICLE IV
                                    TRANSFERS

         Section 4.1. Right of First Offer.

         (a) At such time as the Purchaser ceases to be the owner of at least 25% of the Common Stock on a Fully Diluted Basis, then the provisions of this
Section 4.1 shall cease to have any further force and effect.

         (b) If at any time and from time to time after the Closing one or more of the Existing Holders holding or having the power to Transfer 10% or more of the Common Stock Equivalents (collectively, the "Major Selling Stockholder") wishes to Transfer in a single transaction or a series of related transactions all or any part of such Major Selling Stockholder's Convertible Securities or Common Stock (or any interest therein) (i) representing 10% or more of the Common Stock Equivalents to any Person (excluding normal market transactions where the Major Selling Stockholder does not know the identity of the purchaser in any such normal market transaction), or (ii) representing a percentage of the Common Stock Equivalents which (to the actual knowledge of Major Selling Stockholder), together with the holdings of Common Stock Equivalents by a Person to which the Transfer is proposed to be made, would result in such Person owning 10% or more of the Common Stock Equivalents after giving effect to the Transfer (in either case, the "Offered Stock"), then such Major Selling Stockholder shall, prior to consummating any such desired Transfer, give a written notice to the Purchaser (at the addresses for Offer Notices set forth in Section 5.1), which notice shall include the proposed offer price per

Common Stock Equivalent being offered (the "Offer Price"), the payment terms and the telecopy number to which any Reply Notice is to be sent (an "Offer Notice").

         (c) The Purchaser shall have the right to purchase, at the Offer Price and on all the other terms and conditions set forth in the Offer Notice, all (but not less than all) the Offered Stock pursuant to this Section 4.1.

         (d) The Purchaser shall be irrevocably deemed to have rejected the offer contained in the Offer Notice unless the Purchaser provides the Major Selling Stockholder with written notice of acceptance of such offer by telecopy to the person that sent the Offer Notice at the telecopy number specified in the Offer Notice to which any Reply Notice is to be sent (a "Reply Notice") within one business day after the Offer Notice is deemed to be given by the Major Selling Stockholder pursuant to the provisions hereof. A Reply Notice shall constitute an irrevocable agreement by the Purchaser to purchase all, but not less than all, of the Offered Stock on the terms specified in the Offer Notice. No later than one business day after the Reply Notice is given, the Purchaser shall deliver a certified check or checks in the amount of the aggregate Offer Price to the Major Selling Stockholder against delivery of duly endorsed certificates representing the Offered Stock to be purchased. Such Offered Stock shall be delivered free and clear of all Encumbrances other than those imposed by this Agreement and excluding any registration requirements imposed by the Securities Act and applicable state securities or blue sky laws.

         (e) If the Purchaser does not elect to purchase all the Offered Stock, the Major Selling Stockholder shall have the right to Transfer all or a portion of the Offered Stock within 90 days after the Offer Notice is received by the Major Selling Stockholder at a price not lower than 90% of the Offer Price, and on terms and conditions (with the exception of price) no more favorable to the transferee(s) than those contained in the Offer Notice; provided, however, if the Major Selling Stockholder does not Transfer all the Offered Stock within such 90-day period, the Purchaser's rights with respect to any of the remaining Offered Stock and the procedures under this Section 4.1 shall recommence in their entirety; provided further, however, nothing stated in this Section 4.1 or elsewhere in this Agreement shall limit in any way the right of such Major Selling Stockholder or any other Existing Holder to Transfer at any time any of such party's Common Stock or Common Stock Equivalents, including any Offered Stock to which this Section 4.1(e) applies in a transaction not subject to
Section 4.1(b).

         Section 4.2. Legend. Each of the Purchaser and the Existing Holders acknowledges that all the certificates now or hereafter representing any Common Stock or Common Stock Equivalents held by such Person shall, to the extent required by applicable law or regulation, be stamped or otherwise imprinted with the following (or a substantially similar) legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE.

Any such legend shall be removed upon either (a) registration under the Securities Act of the securities represented by the certificate(s) in question, or (b) receipt of a legal opinion reasonably satisfactory to the Company to the effect that such legend is not required by the Securities Act to be placed on the certificate(s) in question.

                                   ARTICLE V
                                  MISCELLANEOUS

         Section 5.1. Notices. (a) Subject to the provisions of Section 4.1 applicable to an Offer Notice and a Reply Notice, which provisions shall supersede any conflicting provision of this Article V, all notices, requests, claims, demands, approvals, consents, waivers and other communications hereunder (each a "Notice") shall be in writing and shall be delivered by hand, delivered by courier, deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or sent by facsimile transmission upon receipt of a confirmed transmission report, as follows:


If to the Company:                              LogiMetrics, Inc.
                                                50 Orville Drive
                                                Bohemia, New York 11716
                                                Tel:  (631) 784-4110
                                                Fax:  (631) 784-4130
                                                Attention: President

                                                with copies to:

                                                Lowenstein Sandler PC
                                                65 Livingston Avenue
                                                Roseland, NJ 07068-1791
                                                Tel:  (973) 597-2500
                                                Fax:  (973) 597-2400
                                                Attention:  John D. Hogoboom, Esq.;

                                                L-3 Communications Corporation
                                                600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5494
                                                Attention:  Christopher C. Cambria, Esq.; and

                                                Whitman Breed Abbott & Morgan LLP
                                                200 Park Avenue
                                                New York, NY  10166
                                                Tel:  (212) 351-3000
                                                Fax:  (212) 351-3131
                                                Attention:  James P. Gerkis, Esq.

If to the Purchaser (except, in the case of     L-3 Communications Corporation
any Offer Notice)                               Narda Microwave
                                                435 Moreland Road
                                                Hauppage, NY   11788
                                                Tel:  (631) 231-1700
                                                Fax:  (631) 725-8039
                                                Attention: John S. Mega

                                                with copies to:

                                                L-3 Communications Corporation
                                                600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5494
                                                Attention:  Christopher C. Cambria, Esq.; and

                                                Whitman Breed Abbott & Morgan LLP
                                                200 Park Avenue
                                                New York, NY  10166
                                                Tel:  (212) 351-3000
                                                Fax:  (212) 351-3131
                                                Attention:  James P. Gerkis, Esq.

If to the Purchaser (in the case of any Offer   L-3 Communications Corporation
Notice)                                         600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5353
                                                Attention:  Robert V. LaPenta

                                                with copies to:

                                                L-3 Communications Corporation
                                                600 Third Avenue
                                                New York, NY  10016
                                                Tel:  (212) 697-1111
                                                Fax:  (212) 805-5494
                                                Attention:  Christopher C. Cambria, Esq.

If to Cramer Rosenthal McGlynn, Inc., or any of the Existing Holders listed on
Schedule 5.1 (the "CRM Related Persons"):

                                                To such Person
                                                c/o Cramer Rosenthal McGlynn, Inc.
                                                520 Madison Avenue
                                                New York, New York 10022
                                                Tel: (212) 838-3830
                                                Fax: (212) 644-8291
                                                Attention:  Eugene A. Trainor, III,
                                                            Executive Vice President

                                                With copies to:

                                                Rosenman & Colin LLP
                                                575 Madison Avenue
                                                New York, New York 10022
                                                Tel: (212) 940-8800
                                                Fax: (212) 940-8776
                                                Attention: Dan Harris, Esq.


If to any other Existing Holder: at the address set forth on the signature pages of this Agreement.

Any party hereto, by Notice given to the other party hereto in accordance with this Section 5.1, may change the address or facsimile transmission number to which such Notices are to be sent to such party. All Notices shall be deemed effective and given upon confirmed receipt or refusal of receipt.

         Section 5.2. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such court and irrevocably waives any claim that any such suit, and action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 5.3. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by the Company, the Purchaser or any Existing Holder, except to any of its controlled Affiliates (provided that such controlled Affiliate continues to remain at all times thereafter a controlled Affiliate of the assigning party) or to any successor-in-interest to substantially all of its business. In the event of any permitted assignment of this Agreement, the assigning party shall not be released from such party's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, permitted assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         Section 5.4. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in multiple counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         Section 5.5. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 5.6. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied agreements or understandings between them with respect to such matters.

         Section 5.7. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         Section 5.8. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

         Section 5.9. Acknowledgement. Each of the parties hereto acknowledges that the representations and warranties contained in this Agreement and in any document or instrument delivered to such party pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation by another party hereto, or such party's officers, directors, employees, counsel, accountants, advisors, representatives and agents.

         Section 5.10. Effectiveness; Termination.

         (a) This Agreement shall become effective only upon the Closing, and shall terminate upon the earliest to occur of (i) the consummation of the Public Offering, (ii) with respect to Purchaser or any Existing Holder, when such party shall have irrevocably Transferred all of such party's interests in the Common Stock and Convertible Securities of the Company to one or more Person(s) that are not Affiliates of the Purchaser or such Existing Holder, as the case may be,
(iii) the consummation of a Company Sale, to the extent approved by a Special Director Majority or a Special Stockholder Majority in accordance with Section
4.4 of the Purchase Agreement, and (iv) the written mutual consent of the Purchaser and such of the Existing Holders as would then be collectively entitled to cast the Majority Vote of Existing Holders.

         (b) For purposes of this Section 5.10, the term "Company Sale" shall mean any of (i) a Transfer of all or substantially all of the assets of the Company to any Person, or group of related Persons, other than to a wholly owned Subsidiary of the Company, in one transaction or a series of related transactions, (ii) a merger, consolidation, recapitalization, share exchange or reorganization of the Company in which the holders of voting stock of the Company immediately prior thereto will not own at least 50% of the voting shares of the continuing or surviving entity (whether or not the Company) immediately thereafter, (iii) the sale or other disposition of voting stock of the Company representing 50% or more of the total voting power of the Company's outstanding capital stock (including Common Stock Equivalents) in one transaction or a series of related transactions to any Person, or group of related Persons, other than a Stockholder or any of its Affiliates, (iv) the issuance of additional shares of voting stock

(including, but not limited to, the issuance of rights to purchase shares of voting stock), if, as a result thereof, any Person, or group of related Persons, other than the Purchaser and/ or any of its Affiliates, would beneficially own 50% or more of the total voting power of the Company's outstanding capital stock in one transaction or a series of related transactions, (v) the formation of any form of partnership, joint venture, association or other business organization or strategic alliance, in which the Company would participate if, as a result thereof, all or substantially all of the assets of the Company would be Transferred to any Person not wholly owned by the Company or one or more wholly owned Subsidiaries of the Company, and (vi) to the extent not otherwise referred to in clauses (i) through (v) of this Section 5.10, any event referred to in clauses (A) or (B) of Section 4.4(a) of the Purchase Agreement.

         Section 5.11. Amendments. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of the Company, the Purchaser and such of the Existing Holders as would then be collectively entitled to cast the Majority Vote of Existing Holders.

         Section 5.12. Extension; Waiver. Subject to the limitations of Section
4.4 of the Purchase Agreement, any party hereto may (a) extend the time for performance of any of the obligations or other acts of any of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of any of the other parties hereto contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of any of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of such party's rights hereunder shall not constitute a waiver of such rights.

         Section 5.13. Enforcement.

         (a) Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement, that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, each other party shall, in addition to any other rights or remedies which such party may have, be entitled to obtain such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by law, consents to have each provision of this Agreement specifically enforced against such party, without the necessity of posting bond or other security against such party, and consents to the entry of injunctive relief against such party enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

         (b) If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable costs and expenses (including attorneys' fees and expert witness fees and expenses) incurred by the prevailing party in connection therewith.

         (c) The Non-Purchaser Directors shall have the right to enforce the covenants of the Purchaser contained in this Agreement and the other Transaction Documents on behalf of the Company.

         (d) Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement or as otherwise elsewhere provided, the Existing Holders shall have the right to enforce Section 4.4 of the Purchase Agreement on behalf of the Company if the Non-Purchaser Directors fail so to enforce such Section 4.4; provided, however, this right to enforce such Section
4.4 under this Section 5.13(d) shall exist only so long as the Existing Holders continue to be the owners of at least 10% of the outstanding Common Stock on a Fully Diluted Basis.

         Section 5.14. Technology Transfer Option. Notwithstanding Section 1.6(a) of the Purchase Agreement, until the exercise of the Technology Option pursuant to Section 1.6(a) of the Purchase Agreement, the Company and the Existing Holders acknowledge and agree that the Purchaser may conduct its business and utilize the Technology in any manner as the Purchaser sees fit and at any time and from time to time may sell, transfer, license, lease, create Encumbrances on or otherwise dispose of any (each a "Disposition") of the Technology as it sees fit in the ordinary course of its business (it being understood and agreed that upon the occurrence of any Disposition, the Technology subject to such Disposition thereafter will no longer be subject to the Technology Option).

         Section 5.15. Legal Fees. Each party shall bear their own legal fees and expenses in connection with the negotiation, execution and delivery of this Agreement, any other Transaction Document and any ancillary documents thereto. Notwithstanding the foregoing, the Company agrees to pay the legal fees and expenses incurred by Cramer Rosenthal McGlynn, LLC ("CRM, LLC") not to exceed $115,000. Each Existing Holder hereby irrevocably and forever waives any right under any document that obligates the Company to pay any legal fees or expenses incurred by such Existing Holder (or to reimburse such Existing Holder for any such legal fees or expenses), except to the extent set forth in the next preceding sentence.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       LOGIMETRICS, INC.

                                       By:/s/ Norman M. Phipps
                                          -------------------------------------
                                          Name: Norman M. Phipps
                                          Title: President

                                       L-3 COMMUNICATIONS CORPORATION

                                       By:/s/ Christopher C. Cambria
                                          -------------------------------------
                                          Name: Christopher C. Cambria
                                          Title: Vice-President

                                       /s/ Norman M. Phipps
                                       ----------------------------------------
                                       Norman M. Phipps

                                       50 Orville Drive
                                       Bohemia, New York 11716
                                       Tel: (631) 784-4110
                                       Fax: (631) 784-4132

                                       /s/ Charles S. Brand
                                       ----------------------------------------
                                       Charles S. Brand

                                       20 Meridian Way
                                       Eatontown, New Jersey 07724
                                       Tel: (732) 935-7150
                                       Fax: (732) 935-7151

                                       LFH, LLC

                                       By:/s/ Charles Brand
                                          -------------------------------------
                                          Name: Charles Brand
                                          Title: Director

                                       175 Boundary Road
                                       Colts Neck, NJ 07722
                                       Tel: (732) 431-4175
                                       Fax: (732) 431-4108

                                       /s/ Gerald B. Cramer
                                       ----------------------------------------
                                       Gerald B. Cramer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       CRAMER ROSENTHAL McGLYNN LLC

                                       By:/s/ Eugene A. Trainor
                                          -------------------------------------
                                          Name: Eugene A. Trainor
                                          Title: Executive Vice President
                                                 Chief Operating Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       L.A.D. EQUITY PARTNERS, L.P.

                                       By: Flint Investments, Inc.
                                           Its General Partner

                                       By:/s/ Arthur J. Pergament
                                          -------------------------------------
                                          Name: Arthur J. Pergament
                                          Title: Vice President

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       /s/ Edward J. Rosenthal, Keogh
                                       ----------------------------------------
                                       Edward J. Rosenthal, Keogh

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       CRM 1998 ENTERPRISE FUND, LLC

                                       By: Cramer Rosenthal McGlynn, Inc.,
                                           Its Managing Member

                                       By:/s/ Eugene A. Trainor, III
                                          -------------------------------------
                                          Name: Eugene A. Trainor, III
                                          Title: Chief Operating Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       CRM 1997 ENTERPRISE FUND, LLC

                                       By: Cramer Rosenthal McGlynn, Inc.
                                           Its Managing Member

                                       By:/s/ Eugene A. Trainor, III
                                          -------------------------------------
                                          Name: Eugene A. Trainor, III
                                          Title: Chief Operating Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       CRM PARTNERS, L.P.

                                       By: Cramer Rosenthal McGlynn, Inc.
                                           Its General Partner

                                       By:/s/ Eugene A. Trainor, III
                                          -------------------------------------
                                          Name: Eugene A. Trainor, III
                                          Title: Chief Financial Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 664-8291

                                       CRM RETIREMENT PARTNERS, L.P.

                                       By: Cramer Rosenthal McGlynn, Inc.
                                           Its General Partner

                                       By:/s/ Eugene A. Trainor, III
                                          -------------------------------------
                                          Name: Eugene A. Trainor, III
                                          Title: Chief Financial Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 664-8291

                                       CRM MADISON PARTNERS, L.P.

                                       By: Cramer Rosenthal McGlynn, Inc.
                                           Its General Partner

                                       By:/s/ Eugene A. Trainor, III
                                          -------------------------------------
                                          Name: Eugene A. Trainor, III
                                          Title: Chief Financial Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 664-8291

                                       CRM U.S. VALUE FUND, LTD.

                                       By: Cramer Rosenthal McGlynn, Inc.
                                           Its General Partner

                                       By:/s/ Eugene A. Trainor, III
                                          -------------------------------------
                                          Name: Eugene A. Trainor, III
                                          Title: Chief Financial Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 664-8291

                                       EURYCLEIA PARTNERS, L.P.

                                       By: Marchessini & Company,
                                           Its General Partner

                                       By:/s/ Rona Trokie
                                          -------------------------------------
                                          Name: Rona Trokie
                                          Title: Vice President

                                       745 Fifth Avenue, Suite 1400
                                       New York, New York 10151
                                       Tel: (212) 752-4300
                                       Fax: (212) 752-4309

                                       A.C. ISRAEL ENTERPRISES, INC.

                                       By:/s/ Jay Howard
                                          -------------------------------------
                                          Name: Jay Howard
                                          Title:

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 664-8291

                                       CRM-EFO PARTNERS, L.P.

                                       By: CRM-EFO Investments, LLC
                                           Its General Partner

                                       By: CRM Management, Inc.,
                                           Its Managing Member

                                       By:/s/ Eugene A. Trainor, III
                                          -------------------------------------
                                          Name: Eugene A. Trainor, III
                                          Title: Chief Financial Officer

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 664-8291

                                       /s/ Gregory Manocherian
                                       ----------------------------------------
                                       Gregory Manocherian

                                       New York Plaza
                                       18th Floor
                                       New York, New York 10004
                                       Tel: (212) 837-4829
                                       Fax: (212) 837-4938

                                       PAMELA EQUITIES CORP.

                                       By:/s/ Gregory Manocherian
                                          -------------------------------------
                                          Name: Gregory Manocherian
                                          Title: President

                                       3 New York Plaza
                                       18th Floor
                                       New York, New York 10004
                                       Tel: (212) 837-4829
                                       Fax: (212) 837-4938

                                       WHITEHALL PROPERTIES, LLC

                                       By:/s/ Gregory Manocherian
                                          -------------------------------------
                                          Name: Gregory Manocherian
                                          Title: President

                                       3 New York Plaza
                                       18th Floor
                                       New York, New York 10004
                                       Tel: (212) 837-4829
                                       Fax: (212) 837-4938

                                       KABUKI PARTNERS ADP, GP

                                       By:/s/ Gregory Manocherian
                                          -------------------------------------
                                          Name: Gregory Manocherian
                                          Title: General Partner

                                       3 New York Plaza
                                       18th Floor
                                       New York, New York 10004
                                       Tel: (212) 837-4829
                                       Fax: (212) 837-4938

                                       McGLYNN FAMILY PARTNERSHIP L.P.

                                       By:/s/ Ronald H. McGlynn
                                          -------------------------------------
                                          Name: Ronald H. McGlynn
                                          Title: General Partner

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       /s/ Richard S. Fuld, Jr.
                                       ----------------------------------------
                                       Richard S. Fuld, Jr.

                                       By: Cramer Rosenthal McLynn, Inc.
                                           Attorney-in-Fact

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       /s/ Fred M. Filoon
                                       ----------------------------------------
                                       Fred M. Filoon

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       /s/ Eugene A. Trainor, III
                                       ----------------------------------------
                                       Eugene A. Trainor, III

                                       520 Madison Avenue
                                       New York, New York 10022
                                       Tel: (212) 838-3830
                                       Fax: (212) 644-8291

                                       /s/ Mark B. Fisher
                                       ----------------------------------------
                                       Mark B. Fisher

                                       102 E. 49th Street
                                       35th Floor
                                       New York, New York 10017
                                       Tel: (212) 339-2861
                                       Fax: (212) 339-2834

                                       MBF CAPITAL CORPORATION

                                       By:/s/ Mark B. Fisher
                                          -------------------------------------
                                          Name: Mark B. Fisher
                                          Title: President

                                       MBF BROADBAND SYSTEMS, L.P.

                                       By: MBF Broadband Systems, Inc.,
                                           Its General Partner

                                       By:/s/ Mark B. Fisher
                                          -------------------------------------
                                          Name: Mark B. Fisher
                                          Title: President

                                       102 East 49th Street
                                       35th Floor
                                       New York, New York 10017
                                       Tel: (212) 339-2861
                                       Fax: (212) 339-2834

                                       PHINEAS BROADBAND SYSTEMS

                                       By: MBF Broadband Systems, Inc.
                                           Its General Partner

                                       By:/s/ Mark B. Fisher
                                          -------------------------------------
                                          Name: Mark B. Fisher
                                          Title: President

                                       102 East 49th Street
                                       35th Floor
                                       New York, New York 10017
                                       Tel: (212) 339-2861
                                       Fax: (212) 339-2834

                                       CERBERUS PARTNERS, L.P.

                                       By: Cerberus Associates, LLC,
                                           Its General Partner

                                       By:/s/ Seth Plattus
                                          -------------------------------------
                                          Name: Seth Plattus
                                          Title: Managing Director

                                       450 Park Avenue
                                       28th Floor
                                       New York, New York 10022
                                       Tel: (212) 891-2100
                                       Fax: (212) 421-2947

                                       /s/ Steve Dinetz
                                       ----------------------------------------
                                       Steve Dinetz

                                       1034 Skyland Drive
                                       Zephyr Cove, NV 89448
                                       Tel: (702) 588-0343
                                       Fax: (702) 588-1433

                                                                       EXHIBIT A

                        FORM OF THE EMPLOYMENT AGREEMENT

                                SCHEDULE 1.2(a)

                           EXISTING HOLDER SECURITIES

                                  SCHEDULE 5.1

                              CRM RELATED PERSONS

Cramer Rosenthal McGlynn, LLC

Edward J. Rosenthal, Keogh

CRM 1997 Enterprise Fund, LLC

CRM 1998 Enterprise Fund, LLC

CRM Partners, L.P.

CRM Retirement Partners, L.P.

CRM Madison Partners, L.P.

CRM U.S. Value Fund, LTD.

CRM-EFO Partners, L.P.

McGlynn Family Partnership L.P.

Gerald B. Cramer

Fred M. Filoon